EXHIBIT 24.2


                            NATIONSBANK CORPORATION


                               BOARD OF DIRECTORS
                                  RESOLUTIONS


                 ADOPTION OF THE NATIONSBANK SHARESDIRECT PLAN


                               December 16, 1997

     WHEREAS, the Dividend Reinvestment and Stock Purchase Plan (the "DRSPP") has been in existence since its adoption in 1979, and was last amended in 1995; and

     WHEREAS, it is deemed to be in the best interests of NationsBank Corporation ("the Corporation") to replace the DRSPP with a new NationsBank SharesDirect Plan (the "Direct Purchase Plan") to make it easier for investors to buy Common Stock directly from the Corporation and provide certain other services currently not available to holders of the Common Stock;

     NOW, THEREFORE, BE IT:

     RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized, empowered and directed to cause the Corporation to adopt and establish the Direct Purchase Plan containing the design, terms and features set forth on Exhibit A attached hereto, subject to such additions, modifications, deletions and changes to the Direct Purchase Plan as the proper officers of the Corporation may deem necessary or appropriate; and

     FURTHER RESOLVED, that the proper officers and directors of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to prepare, execute and file, or cause to be prepared and filed, with the Securities and Exchange Commission (the "Commission") a Post-Effective Amendment No. 2 to the Registration Statement No. 33-44826 on Form S-3 (the "Post-Effective Amendment"), and any subsequent registration statements on Form S-3 relating to the Direct Purchase Plan, under the Securities Act of 1933, as amended (collectively, the "Registration Statements"), so as to make the shares of Common Stock currently available for issuance under the DRSPP (the "Shares") available for issuance under the Direct Purchase Plan, with full power and authority to make such changes or additions thereto as any of them may approve, such approval to be conclusively evidenced by the filing thereof, and to prepare, execute and cause to be filed any amendments to such Registration Statements (including, without limitation, post-effective amendments), together with all documents required as exhibits to such Registration Statements or any amendments or supplements thereto, including any and all solicitation materials utilized in connection with the mailing of the Direct Purchase Plan Prospectus, and all certificates, letters, instruments, applications, and any other documents which may be required to be filed with the Commission and to take any and all action with respect to the foregoing as they, in their discretion, shall deem necessary or advisable, with the taking of such action conclusively establishing the validity thereof; and

     FURTHER RESOLVED, that James W. Kiser and Charles M. Berger are, each of them with full power to act without the other, authorized and empowered to sign the Post-Effective Amendment or any other amendment to the aforesaid Registration Statements on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following persons: the Chief Executive Officer, the Principal Financial Officer, the Chief Accounting Officer, and any other officer of the Corporation; and

     FURTHER RESOLVED, that Paul J. Polking is hereby designated as Agent for Service of the Corporation with all such powers as are provided by the Rules and Regulations of the Commissions; and

     FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Corporation, to take all such actions and to execute all such documents as such officers may deem necessary or appropriate for compliance with the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in connection with the Direct Purchase Plan; and


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     FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed to take, or cause to be taken, any and all action necessary to effect the listing of the Shares on the New
York Stock Exchange (the "NYSE"), the Pacific Stock Exchange (the "PSE") and the London Stock Exchange ("LSE"), including, without limitation, the preparation, execution and filing of all necessary applications, documents, forms and agreements with the NYSE, PSE and LSE, the payment by the Corporation of all required filing or application fees to the NYSE, PSE, and LSE and the appearance of any such officer (if requested) before officials of the NYSE, PSE, and LSE; and

     FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that the Shares be qualified or registered for sale in various states and certain foreign jurisdictions (if applicable); that the appropriate officers of the Corporation be, and each of them hereby is, authorized to determine the states and foreign jurisdictions (if any) in which appropriate action shall be taken to qualify or register for sale all or such part of such Shares as said officers may deem advisable; that said officers be, and each of them hereby is, authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states or foreign jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents to and appointments of attorneys for the purpose of receiving and accepting service of process and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken; and

     FURTHER RESOLVED, that, upon the issuance thereof under the Direct Purchase Plan, the Shares shall be deemed to be fully paid and non-assessable and the holders of the Shares shall be subject to no further call or liability with respect thereto; and

     FURTHER RESOLVED, that the foregoing officers be, and each of them hereby is, authorized, empowered and directed to do any and all things which in their judgment may be necessary or appropriate in order to obtain a permit, exemption, registration or qualification for, and a dealer's license with respect to, the distribution of the Shares in accordance with and pursuant to the terms of the Direct Purchase Plan, under the securities or insurance laws of any one or more of the states as such officers may deem advisable, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all applications, reports, resolutions, consents, consents to service of process, powers of attorneys, commitments and other papers and instruments as may be required under such laws and to take any and all further action which they may deem necessary or appropriate in order to secure and to maintain such permits, exemptions, registrations and qualifications in effect for so long as they shall deem in the best interests of the Corporation; and

     FURTHER RESOLVED, that Chase Mellon Shareholder Services, L.L.C. ("Chase Mellon") be, and it hereby is, initially appointed Transfer Agent and Registrar for the Shares to be offered under the Direct Purchase Plan, and that Chase Mellon be, and it hereby is, vested with all the power and authority as Transfer Agent and Registrar with respect to the Shares as it has heretofore been vested with for the shares of Common Stock currently issued and outstanding; and

     FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to subsequently appoint an entity or entities other than Chase Mellon to serve as Transfer Agent and Registrar for the Shares to be offered under the Direct Purchase Plan as such officers may deem necessary or advisable from time to time, and any such subsequently appointed Transfer Agent and Registrar, upon being duly appointed, shall be vested with all the power and authority as Transfer Agent and Registrar with respect to the Shares as Chase Mellon has been vested with herein; and

     FURTHER RESOLVED, that the Board of Directors of the Corporation hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents, applications, reports or filings relating to the foregoing resolutions if (i) in the opinion of the officers of the Corporation executing same, the adoption of such resolutions is necessary or desirable, and (ii) the Secretary or an Assistant Secretary of the Corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors of the Corporation with the same force and effect as if presented at this meeting; and


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 Further Authority and Ratification

     NOW, THEREFORE, BE IT:

     RESOLVED, that the appropriate officers of the Corporation hereby are authorized, empowered and directed to do any and all things necessary, appropriate or convenient to carry into effect the foregoing resolutions, including the execution and delivery of all such instruments, agreements, certificates, reports, applications, notices, letters and other documents and the payment of the necessary fees and expenses; and

     FURTHER RESOLVED, that any and all actions heretofore taken by any of the directors, officers, representatives or agents of the Corporation or any of its affiliates in connection with the Direct Purchase Plan or otherwise referred to in the foregoing resolutions hereby are ratified, confirmed and approved in all respects as the acts and deeds of the Corporation.


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                           CERTIFICATE OF SECRETARY

     I, ALLISON L. GILLIAM, Assistant Secretary of NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, do hereby certify that the foregoing is a true and correct copy of a resolution duly adopted by a majority of the entire Board of Directors of said Corporation at a meeting of said Board of Directors held on December 16, 1997, at which meeting a quorum was present and acted throughout and that said resolution is in full force and effect and has not been amended or rescinded as of the date hereof.

     IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of said corporation this 16th day of December, 1997.


(SEAL)


                                                /s/ ALLISON L. GILLIAM
                                            -----------------------------------

                                                    Assistant Secretary

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